Exhibit 99.1
For Immediate Release
Greenfield Online Announces Third Quarter 2005
Financial Results
WILTON, CONNECTICUT, November 9, 2005 — Greenfield Online, Inc (Nasdaq: SRVY), today reported financial results for the three and nine months ended September 30, 2005.
“This was a disappointing quarter,” stated Albert Angrisani, President and Chief Executive Officer of Greenfield Online. “Revenue was down, expenses were up. Specifically, the business suffered from declining revenue in North America and flat revenue in Europe as compared to prior quarter. This was compounded by disproportionately higher general and administrative expenses as a percentage of revenue, including dramatically increased public company expenses.
“In my first thirty days, we have launched an aggressive corrective process for the business going forward. Our increased panel spend in October has resulted in the addition of 170,000 new double-opted-in panelists globally. We are seeing improvement in our client satisfaction scores. We went live with our GoQuote Online Ordering tool for survey sample. And we have launched the beta test of our Unified Panel System.
“With a renewed sense of urgency and accountability, I am confident we are taking the right steps to build shareholder value and reclaim the company’s market leadership position.”
Financial Highlights

	For the Three Months		For the Nine Months
$ in thousands except per share data	Ended		Ended
	2005	2004	2005	2004

Revenue	$23,146	$12,015	$64,680	$30,867
Operating Income	$823	$2,321	$7,892	$4,701
Net Income	$1,551	$1,243	$23,143	$3,295
Operating Cash Flow	$7,159	$1,942	$16,155	$2,081

Non-GAAP Adjusted EBITDA*	$3,544	$3,049	$15,074	$6,899
Non-GAAP Adjusted EBITDA — Ex One Time Charge**	$4,581	$3,049	$16,111	$6,899
Non-GAAP Operating Free Cash Flow ***	$4,836	$1,235	$11,343	$4
* Non-GAAP Adjusted EBITDA is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.
**Non-GAAP Adjusted EBITDA Ex One Time Charge excludes a one time $1.0 million charge associated with the change of CEOs during the third quarter ended September 30, 2005.
***Non-GAAP Operating Free Cash Flow is reconciled to GAAP operating income in the section entitled “About Non-GAAP Financial Measures” below.

•	Net revenue totaled $23.1 million for the third quarter of 2005 as compared with $12.0 million for the same period a year ago and $26.3 million in the second quarter of 2005. Revenue from Ciao, the Company’s European subsidiary, totaled $8.1 million, including $2.7 million in revenue from the Ciao comparison-shopping business. The decline in revenue was primarily due to a 17% sequential quarterly revenue decline in North America. Ciao revenues were flat as compared to the second quarter.

•	Gross profit totaled $16.4 million or 71% of revenues for the third quarter of 2005, as compared with $9.5 million or 79% of revenues in the prior year period, and 73% of revenue in the second quarter of 2005.

•	Operating income was $0.8 million, or 4% of revenue for the third quarter of 2005, including a one-time charge of $1.0 million related to the management changes the company announced on September 29, 2005. Excluding this charge, operating income was $1.9 million or 8% of revenue. This compares to operating income of $2.3 million or 19% of revenue for the prior year period, and is down sequentially from $4.5 million or 17% of revenue in the second quarter.

•	For the third quarter 2005, adjusted EBITDA, a non-GAAP financial measure, was $3.5 million or 15% of revenues, including the one-time charge, as compared to $3.0 million or 25% of revenue for the prior year period. Excluding the one-time charge, third quarter 2005 adjusted EBITDA was $4.6 million, or 20% of revenue.

•	Net income was $1.6 million including the one-time charge, as compared with $1.2 million for the prior year period. Net income for the third quarter 2005, excluding the one-time charge, was $2.6 million.

•	Cash flow from operations was $7.2 million for the third quarter as compared to $1.9 million for the prior year period and $6.7 million in the second quarter.

•	Operating free cash flow, a non-GAAP financial measure, was $4.8 million for the third quarter as compared to $1.2 million for the prior year period and $5.3 million in the second quarter.

•	As of today, fourth quarter 2005 backlog stands at approximately $19.5 million. Backlog is defined as signed contracts for online survey projects and online community orders that we expect to complete and deliver to clients during the three months ending December 31, 2005.
Continued Mr. Angrisani: “The Company is experiencing limited revenue visibility. In addition, we are undertaking a rightsizing of the business to bring expenses in line with current revenue levels. As a result, we have decided not to provide revenue or other financial guidance during the turnaround period. We plan to review our thinking about providing guidance, as well as what reporting metrics make sense to help investors gauge the health and growth of the business, and intend to bring you up to date when we report our fourth quarter operating results early next year.”
Conference call and webcast access information
The Company has scheduled a conference call to discuss these results for later this afternoon, Wednesday, November 9, 2005 at 5:00 PM EDT. Albert Angrisani, president and CEO, will host the teleconference. Formal remarks will be followed by a question and answer session.
The dial-in number for the live audio call beginning at 5:00 PM EDT is 1-201-689-8471. No passcode is required. Please call in at 4:50 PM EDT to avoid delays. A live web cast of the conference call will be available on Greenfield Online’s website at http://www.greenfield.com through the “Investor Overview” link.
A replay of the call will be available from 8:00 PM EDT on Wednesday, November 9 through midnight EDT on Wednesday, November 23 by telephone at 1-201-612-7415. The account number to access the replay is 3055 and the conference ID number is 172876. The webcast of the conference call will be available for 30 days following the call at http://www.greenfield.com.

This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. In the event that any Non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://www.greenfield.com, through the “Investor Overview” link as soon as practicable after the conclusion of the conference call.
About Greenfield Online
Greenfield Online, Inc. headquartered in Wilton, CT, is a leading independent provider of Internet survey solutions to the global marketing research industry. The company operates in Europe through its Ciao subsidiary. The company has built and actively manages one of the world’s largest communities of online panels, communities and affiliates. This global community allows Greenfield to supply its clients with diverse, demographically representative survey research data. For more information, visit http://www.Greenfield.com or http://www.ciao-de.com.
Company Contact:
Cynthia Brockhoff
Vice President — Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com
About Non-GAAP Financial Measures
We define adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation. We define operating free cash flow as cash flow from operations less cash paid for capital expenditures as well as capital lease payments. Adjusted EBITDA and operating free cash flow may not be comparable to similarly titled measures reported by other companies. We are presenting adjusted EBITDA and operating free cash flow because they provide an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income and operating income respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Adjusted EBITDA and operating free cash flow are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation and amortization expenses; (ii) we believe that investors will find this data useful in assessing our ability to service or incur indebtedness; and (iii) we use adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA and operating free cash flow has limitations and you should not consider adjusted EBITDA and operating free cash flow in isolation from or as an alternative to GAAP measures such as net income, cash flows from operating activities and consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The following tables set forth the reconciliation of adjusted EBITDA and operating free cash flow, non-GAAP financial measures, to net income and operating income, respectively, our most directly comparable financial measure presented in accordance with GAAP.
Cautionary Note Regarding Forwarding Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, discussion concerning launching of new business initiatives, rightsizing of the business to bring expenses in line with current revenue levels, information about client satisfaction levels, our ability to build shareholder value and reclaim the company’s market leadership position, our ability to reaccelerate North

American sales growth, our ability to continue International expansion and our ability to expand market penetration in North America, as well as predictions and guidance relating to the Company’s future financial performance and growing customer demand for online marketing research, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to the success of new business initiatives, our ability to bring expenses in line with current revenue levels, our client satisfaction levels, our ability to build shareholder value and reclaim a market leadership position, our ability to build and maintain the size and demographic composition of the Greenfield Online panel, our panelists’ responsiveness to our surveys, our reliance on our largest customers, our ability to reaccelerate North American sales growth, our ability to compete with marketing research firms and other current and potential competitors, our ability to manage or accelerate our growth and international expansion, risks related to foreign currency exchange rate fluctuations, our ability to integrate the businesses we have recently acquired or may acquire in the future, our online business model, demand for our products and services, the strength of our brand and other risks detailed in the “Risk Factors” section of out Annual reports on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission available at www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Reconciliation of GAAP Net Income to Non GAAP Adjusted EBITDA - ($ In Thousands - Unaudited)

	For the Three Months		For the Nine Months
$ in thousands except per share data	Ended		Ended
	2005	2004	2005	2004

GAAP Net Income	$1,551	$1,243	$23,143	$3,295
Interest Expense	$251	$1,017	$29	$1,187
Tax Provision	$(1,091)	$51	$(15,411)	$193
Depreciation and Amortization — (“DA”)
Cost of Revenue DA	$319	$100	$895	$275
Panel Expense DA	$411		$1,036
Operating Expense DA	$1,901	$388	$4,704	$851
EBITDA	$3,342	$2,799	$14,396	$5,801
Stock-Based Compensation	$202	$250	$678	$1,098
Adjusted EBITDA	$3,544	$3,049	$15,074	$6,899

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Operating Free Cash Flow — ($ In Thousands - Unaudited)

	For the Three Months		For the Nine Months
$ in thousands except per share data	Ended		Ended
	2005	2004	2005	2004

Net cash provided by operating activities	$7,159	$1,942	$16,155	$2,081

Additions to property and equipment and intangibles for cash	$(1,898)	$(320)	$(3,693)	$(1,180)

Principal payments under capital lease obligations	$(425)	$(387)	$(1,119)	$(897)

Non-GAAP operating free cash flow	$4,836	$1,235	$11,343	$4

GREENFIELD ONLINE, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$21,393	$96,082
Investments in marketable securities	—	17,400
Accounts receivable trade (net of allowances of $1,515 and $429 at September 30, 2005 and December 31, 2004, respectively)	17,828	10,537
Prepaid expenses and other current assets	1,852	1,245
Deferred tax assets, current	2,493	—

Total current assets	43,566	125,264
Restricted cash, long-term	10,005	—
Property and equipment, net	9,673	5,611
Other intangible assets, net	22,502	3,647
Goodwill	159,152	—
Deferred tax assets, long-term	22,199	—
Security deposits and other long term assets	1,332	784

Total assets	$268,429	$135,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,984	$2,868
Accrued expenses and other current liabilities	12,447	5,802
Income taxes payable	3,266	90
Current portion of long term debt	4,533	—
Current portion of capital lease obligations	1,840	1,253
Deferred revenue	363	225

Total current liabilities	25,433	10,238

Long term debt	11,398	—
Capital lease obligations	1,903	1,877
Deferred tax liabilities, long-term	6,109	—
Other long-term liabilities	91	113

Total liabilities	44,934	12,228

Commitments and contingencies
Stockholders’ deficit:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 25,303,088 and 21,001,103 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	3	2
Additional paid-in capital	288,506	204,635
Accumulated deficit	(55,528)	(78,671)
Unearned stock-based compensation	(1,478)	(2,757)
Accumulated other comprehensive loss	(7,877)	—
Treasury stock, at cost;
Common stock; 9,643 shares at September 30, 2005 and December 31, 2004, respectively	(131)	(131)

Total stockholders’ equity	223,495	123,078

Total liabilities and stockholders’ equity	$268,429	$135,306

GREENFIELD ONLINE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net revenue	$23,146	$12,015	$64,680	$30,867
Cost of revenue	6,714	2,515	18,301	7,508

Gross profit	16,432	9,500	46,379	23,359

Operating expenses:
Selling, general and administrative	11,819	5,884	29,691	15,247
Panel acquisition expenses	1,035	599	2,322	1,771
Depreciation and amortization	1,901	388	4,704	851
Research and development	854	308	1,770	789

Total operating expenses	15,609	7,179	38,487	18,658

Operating income	823	2,321	7,892	4,701

Other income (expense):
Interest income (expense), net	(251)	36	(29)	(94)
Related party interest expense, net	—	(1,053)	—	(1,093)
Other expense, net	(112)	(10)	(131)	(26)

Total other expense	(363)	(1,027)	(160)	(1,213)

Income before income taxes	460	1,294	7,732	3,488
Provision (benefit) for income taxes	(1,091)	51	(15,411)	193

Net income	1,551	1,243	23,143	3,295
Less: Charge to common stockholders for Series B convertible preferred stock	—	(28,054)	—	(28,054)
Cumulative dividends on Series B convertible preferred stock	—	(46)	—	(382)
Income allocable to participating preferred securities	—	(131)	—	(1,564)

Net income available to common stockholders	$1,551	$(26,988)	$23,143	$(26,705)

Net income per share available to common stockholders:
Basic	$0.06	$(1.91)	$0.97	$(4.39)

Diluted	$0.06	$(1.91)	$0.96	$(4.39)

Weighted average shares outstanding:
Basic	25,292	14,145	23,851	6,084

Diluted	25,542	14,969	24,219	6,799